UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 2, 2016 (July 27, 2016)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
The information required by Item 1.02 relating to the termination of the Investment Agreement, dated October 1, 2013, between Healthways, Inc. (the "Company") and CareFirst Holdings, LLC ("CareFirst") effective as of July 31, 2016, is contained in Item 2.01 below and is incorporated herein by reference.

 Item 2.01.  Completion of Acquisition or Disposition of Assets.
Completion of the Sale of Total Population Health Services Business

Effective as of July 31, 2016, the Company completed the sale of its total population health services business (the "TPHS Business") to Sharecare, Inc. ("Sharecare") pursuant to terms of the previously announced Membership Interest Purchase Agreement (the "Purchase Agreement") among the Company, Sharecare, and Healthways SC, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("Healthways SC").  At the closing of the transactions contemplated by the Purchase Agreement (the "Closing"), Healthways SC was acquired by, and became a wholly-owned subsidiary of, Sharecare.

Pursuant to the Purchase Agreement, at the Closing, Sharecare delivered to the Company an Adjustable Convertible Equity Right ("ACER") with an initial face value of $30,000,000, which will be convertible into shares of common stock of Sharecare 24 months after the Closing, at an initial conversion price of $249.87 per share, subject to customary adjustment for stock splits, stock dividends and other reorganizations of Sharecare. Additionally, pursuant to the Purchase Agreement, at the Closing, the Company paid to Sharecare $25,000,000 in cash to fund projected losses of the TPHS Business during the year following the Closing (the "Transition Year"), and the Company will also be responsible for two-thirds of the Company's remaining payment obligations in respect of the purchase price to be paid in connection with the acquisition of additional membership interest in the joint venture between the Company and Gallup Inc. (which obligation is currently expected to result in aggregate payments by the Company of approximately $4,166,667, payable in five equal quarterly installments beginning in the third quarter of the 2016 calendar year and ending in the third quarter of the 2017 calendar year).  The Purchase Agreement provides for post-closing adjustments based on (i) net working capital (which may result in a cash payment by the Company to Sharecare in the event of a net working capital deficit, or an increase in the face amount of the ACER in the event of a net working capital surplus); (ii) negative cash flows of the TPHS Business during the Transition Year in excess of $25,000,000 (which may result in a reduction in the face amount of the ACER up to a maximum reduction of $20,000,000); and (iii) any successful claims for indemnification by Sharecare (which may result in a reduction in the face amount of the ACER, unless the Company elects, in its sole discretion, to satisfy any such successful claims with cash payments).

In connection with the Closing, the Company also entered into a transition services agreement with Healthways SC, pursuant to which, among other things, the Company will provide, at Sharecare's cost, (i) certain administrative and information technology services for a limited period of time following the Closing (generally three to six months) and (ii) network solutions services to shared customers for longer periods corresponding to the terms of existing contracts. The transition services agreement also grants a royalty-free, non-exclusive license to the Company to continue to use the name "Healthways" during a transition period expiring June 30, 2017 for most purposes, with the license extending through December 31, 2017 for certain uses required by the Company's customer contracts.

At the Closing, Sharecare amended its voting agreement by and among Sharecare and certain of its stockholders to provide that, for so long as the Company maintains ownership of, or the right to acquire via the ACER, at least two-thirds of the shares of Sharecare common stock into which the ACER would be convertible at its initial $30,000,000 face value and initial $249.87 conversion price, the Company will have the right to designate a representative to serve on Sharecare's board of directors.  The Company's initial representative on Sharecare's board of directors will be Donato Tramuto, the Company's Chief Executive Officer.  In addition to the transition services agreement and the voting agreement described above, the parties have also entered into certain other ancillary agreements in connection with the Closing, including office space subleases and a contribution and assumption agreement.

The foregoing description of the Purchase Agreement contained herein does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Purchase Agreement is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. In particular, the representations, warranties and covenants set forth in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and the Transactions and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Purchase Agreement); (ii) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules; (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors; (iv) were made only as of the date(s) specified in the Purchase Agreement; and (v) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

Termination of CareFirst Investment Agreement

Effective July 31, 2016, in connection with the Closing, the Company and CareFirst agreed to terminate the Investment Agreement, dated October 1, 2013, between the Company and CareFirst (the "Investment Agreement"). As previously disclosed, pursuant to the Investment Agreement, the Company (i) issued to CareFirst a convertible subordinated 4.75% promissory note in the aggregate original principal amount of $20,000,000 (the "Convertible Note"), which will mature on October 1, 2019 and is convertible into shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at a conversion price equal to $22.41 per share of Common Stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events; (ii) agreed to grant CareFirst the opportunity to earn warrants ("Warrants") to purchase shares of Common Stock based on the Company's achievement of certain quarterly thresholds for revenue derived from certain commercial agreements and from new business to the Company from third parties as a result of the Company's ongoing commercial relationship with CareFirst; and (iii) entered into a Registration Rights Agreement, dated October 1, 2013, between CareFirst and the Company (the "RRA") providing to CareFirst certain registration rights applicable to the shares of Common Stock issuable by the Company upon conversion of the Convertible Note or the exercise of any Warrants.  In connection with the Closing, all of the commercial agreements between the Company and CareFirst relating to the TPHS Business were transferred to Healthways SC, which was then acquired by, and became a wholly-owned subsidiary of, Sharecare.  As a result, CareFirst will no longer have the opportunity to earn Warrants in respect of the periods following the Closing.  The Convertible Note, the RRA and the Warrants previously issued to CareFirst were not affected by the termination of the Investment Agreement and remain in full force and effect according to their terms.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits
Exhibit 2.1	Membership Interest Purchase Agreement, dated as of July 27, 2016, by and among Sharecare, Inc., Healthways SC, LLC and Healthways, Inc.*
* Certain schedules referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer
Date:  August 2, 2016

EXHIBIT INDEX
Exhibit 2.1	Membership Interest Purchase Agreement, dated as of July 27, 2016, by and among Sharecare, Inc., Healthways SC, LLC and Healthways, Inc.*
* Certain schedules referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.